Exhibit 99.1

Exhibit 99.1

AMERI100 APPOINTS BARRY KOSTINER CHIEF FINANCIAL OFFICER
- Experienced Mergers and Acquisitions and Financial Management Executive to Help Drive Company’s Next Stage of Growth -

ATLANTA, GA., October 17, 2018 -- AMERI Holdings, Inc. (NASDAQ: AMRH) (“Ameri100” or the “Company”), a specialized SAP® cloud, digital and enterprise services company, today announced the appointment of Barry Kostiner as its Chief Financial Officer effective immediately. Reporting to Chief Executive Officer Brent Kelton, Kostiner succeeds Viraj Patel, who will remain with the Company through December 15, 2018 to ensure a smooth transition.

Brent Kelton, CEO of Ameri100, stated, “Barry’s growth-centric mindset, the breadth of his expertise in corporate finance, M&A and strategic planning will be critical in executing our M&A strategy under the direction of Srinidhi Devanur, our Founder and Vice Chairman, as we move to build scale in the fragmented SAP services market. Barry is a great addition to the team, and I look forward to partnering with him as we continue to execute against our strategic priorities and realize the full earnings power of our business model.”

Mr. Kostiner brings more than 20 years of finance, corporate strategy and leadership experience to Ameri100. He previously held senior leadership roles at emerging growth companies primarily in the energy and energy trading sectors where he demonstrated leadership in fund raising, due diligence and acquisitions. Most recently, Mr. Kostiner was an advisor on capital markets and business development matters to LinKay Technologies and an advisor on data analytics and mergers and acquisitions strategy for a national skilled nursing facilities company. Mr. Kostiner holds a BS in Electrical Engineering and MS in Applied Mathematics/Management Science from MIT Sloan School of Management’s Operations Research Center.

Mr. Kelton added, “Through Viraj’s leadership Ameri100 closed on multiple financing rounds, including the Company’s first public offering, and he led the integration of our acquired companies while establishing a cost-efficient organizational structure that resulted in the achievement of adjusted EBITDA profitability. The Board and I wish him the very best in his future endeavors.”

About Ameri100

Ameri100 is a specialized SAP® cloud, digital and enterprise services company which provides SAP® services to customers worldwide. Headquartered in Atlanta, Georgia, Ameri100 has offices in the U.S. and Canada. The Company also has global delivery centers in India. With its bespoke engagement model, the Company delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com.

Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Corporate Contact:

Brent Kelton, Chief Executive Officer

IR@ameri100.com

Investor Relations Contact:

Sanjay M. Hurry

LHA Investor Relations

(212) 838-3777

IR@ameri100.com